Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
SVP, Corporate Communications and Investor Relations
(215) 454-1241
heather.crowell@preit.com

PREIT Reports Second Quarter 2018 Results
Executed Non-Anchor Leases add 230 bps to Occupancy
Sales PSF at Top 5 Properties Exceed $600
$700 Million Credit Facility Recast Complete
Average Renewal Spreads were 7.5% in Wholly Owned Portfolio

Philadelphia, PA, August 2, 2018 - PREIT (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2018. A description of each non-GAAP financial measure used in this release and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Quarter Ended June 30,		Six Months Ended June 30,
(per share amounts)	2018	2017	2018	2017
Net loss per share - basic and diluted	$(0.51)	$(0.79)	$(0.66)	$(0.89)
FFO per diluted share and OP unit	$0.38	$0.38	$0.67	$0.73
FFO, as adjusted	$0.39	$0.39	$0.68	$0.74
FFO from assets sold in 2017 and 2018	—	$(0.03)	$(0.01)	$(0.06)
FFO, as adjusted for assets sold	$0.39	$0.36	$0.67	$0.68

Highlights from the quarter include:

•
Executed leases with impressive roster of high-performance tenants, validating the improved quality of the Company’s portfolio, including: REI, Urban Outfitters, Dick’s Sporting Goods, Polo Ralph Lauren, Studio Movie Grill, Forever 21, Maggie McFly’s, City Winery, Burlington, Fatburger, &pizza, Altar’d State, Phenix Salon Suites, Edge Fitness, Ardene, Kay Jewelers, 1776 and more.

•	Same Store NOI increased by 10.7% for the quarter and 4.3% for the six months ended June 30, 2018 compared to the prior periods.

•	Same Store NOI excluding lease termination revenue increased by 1.4% for the quarter and was essentially flat for the six months ended June 30, 2018 compared to the prior periods.

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•	The quarterly results were adversely impacted by an incremental $0.9 million from bankruptcies and $0.8 million from co-tenancy claims.

•	FFO, as adjusted for assets sold increased by 9.5% during the quarter.

•	NOI-weighted sales per square foot were $501.

•	Core Mall GLA-weighted sales per square foot reached $489, a 2.1% increase over the prior year.

•	Total leased space for core malls was 94.3% with non-anchor leased space for core malls at 93.3%.

•	Average rent renewal spreads for tenants less than 10,000 square feet at wholly owned properties were 7.5% for the quarter, a 310 bps sequential improvement.

•	Credit Facility amendment and restatement results in no debt maturities until July 2020.

"We have now completed the transition into a high-quality mall REIT as evidenced by the impressive roster of recently executed leases, our successful anchor replacement efforts, improving operating metrics and a realizable vision for our marquee project, Fashion District Philadelphia,” said Joseph F. Coradino, Chief Executive Officer. “As we look toward near-term execution of our first multifamily addition, we are redefining the mall paradigm and have created a commanding portfolio supported by powerful demographics where our guests can shop, dine, play, work and stay. This course of action is delivering increased traffic and sales which we expect will drive shareholder value.”

Primary Factors Affecting Financial Results for the Quarters Ended June 30, 2018 and June 30, 2017:

•
Net loss attributable to PREIT common shareholders was $35.8 million, or $0.51 per basic and diluted share, compared to net loss attributable to PREIT common shareholders of $54.7 million, or $0.79 per basic and diluted share, for the quarter ended June 30, 2017.

•
Impairment of assets of $32.2 million and $2.1 million was recognized on Wyoming Valley Mall and undeveloped land located in Gainesville, Florida, respectively, for the quarter ended June 30, 2018 compared to impairment of assets of $38.4 million and $15.5 million recognized on Logan Valley Mall (sold in 2017) and Valley View Mall, respectively, for the quarter ended June 30, 2017.

•	Same Store NOI increased to $62.8 million for the quarter ended June 30, 2018 compared to $56.7 million for the quarter ended June 30, 2017.

•	Same Store NOI excluding lease termination revenue increased to $55.7 million for the quarter ended June 30, 2018 compared to $54.9 million for the quarter ended June 30, 2017.

•	Non Same Store NOI decreased $4.5 million primarily due to properties sold in 2018 and 2017.

•	FFO, as adjusted, for the quarter was $0.39 per diluted share and OP Unit in both periods. The 2017 period included approximately $0.03 per share of FFO from assets sold in 2018 and 2017.

•
Interest expense increased by $1.7 million primarily due to higher average borrowings, increased interest rates and accelerated amortization of deferred financing fees of $0.4 million in connection with our 2018 Amended Credit Agreements, partially offset by greater amounts of capitalized interest.

•	Preferred share dividends decreased by $0.2 million following the redemption of Series A preferred shares in October 2017.

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Primary Factors Affecting Financial Results for the Six Months Ended June 30, 2018 and June 30, 2017:

•
Net loss attributable to PREIT common shareholders was $45.9 million, or $0.66 per basic and diluted share, compared to net loss attributable to PREIT common shareholders of $61.3 million, or $0.89 per basic and diluted share, for the six months ended June 30, 2017.

•
Impairment of assets of $32.2 million and $2.1 million was recognized on Wyoming Valley Mall and undeveloped land located in Gainesville, Florida, respectively, for the six months ended June 30, 2018 compared to impairment of assets of $38.4 million and $15.5 million recognized on Logan Valley Mall (sold in 2017) and Valley View Mall, respectively, for the six months ended June 30, 2017.

•	Same Store NOI was $117.3 million for the six months ended June 30, 2018 compared to $112.5 million for the six months ended June 30, 2017.

•	Same Store NOI excluding lease termination revenue was $110.0 million for the six months ended June 30, 2018 compared to $110.1 million for the six months ended June 30, 2017.

•	Non Same Store NOI decreased $6.8 million primarily due to properties sold in 2018 and 2017.

•
FFO, as adjusted, for the six months was $0.68 per diluted share and OP Unit, compared to $0.74 per diluted share and OP Unit in the prior year. The FFO contribution from assets sold in 2018 and 2017 was approximately $0.01 per share for the six months ending June 30, 2018 and $0.06 per share for the six months ending June 30, 2017.

•
Interest expense increased by $1.4 million primarily due to higher average borrowings, increased interest rates and accelerated amortization of deferred financing fees of $0.4 million in connection with our 2018 Amended Credit Agreements, partially offset by greater amounts of capitalized interest.

•	Preferred share dividends increased by $0.4 million.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.
Leasing and Redevelopment
With 812,000 square feet of leases signed for future openings, progress on key leasing and redevelopment initiatives continues. We have fully executed a lease with Studio Movie Grill for a 12-screen, 50,000 square foot movie theater at Willow Grove Park. At Plymouth Meeting Mall, we have three leases comprising 137,000 square feet executed to replace our final available Macy’s box with two additional leases being negotiated. Our anchor replacement program continues its rapid progression with 280,000 square feet under construction for 2018 openings and leases with respect to 230,000 square feet executed for 2019 openings.

At Fashion District Philadelphia, we announced key project milestones. The project is over 80% committed. Announced tenants include City Winery, Dallas BBQ, AMC Theatres, Polo Ralph Lauren, H&M and more, joining the existing Century 21 and Burlington Stores. As the partnership continues to execute on the vision, it is clear that in order to maximize overall success, Fashion District Philadelphia will have one high-impact grand opening in September 2019. New cost estimates and project returns incorporate execution of the dining and entertainment components not originally underwritten. PREIT’s multi-year capital plan includes these projected costs.

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Financing Activity
During the quarter, we amended and restated our $400 million unsecured Revolving Credit Facility and two unsecured $150 million 5-Year Term Loans with terms and conditions substantially the same as its existing loans, now maturing in 2023, including extension options on the Revolving Credit Facility. Pricing, capacity and valuations remained unchanged from the prior loans.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) can be found below:

Comp store sales for the rolling 12 months ended June 30, 2017	$468
Organic sales growth	10
Impact of asset sales and non-core malls	11
Comp store sales for the rolling 12 months ended June 30, 2018	$489

(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

	Leased as of:	Occupancy as of:
	June 30, 2018	June 30, 2018	June 30, 2017
Core Malls:
Total including anchors(1)	94.3%	93.0%	92.8%
Total excluding anchors(1)	93.3%	91.0%	90.7%
Total Portfolio:
Total including anchors(1)	94.2%	92.9%	92.7%
Total excluding anchors(1)	93.0%	90.8%	90.1%
(1) Includes both consolidated and unconsolidated properties. We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership.

2018 Outlook
The Company is reaffirming its February 14, 2018 FFO guidance after giving effect to employee separation expenses and accelerated amortization of deferred financing costs and revising its estimate of GAAP earnings to give effect to these factors, impairment of assets and operating results for the first half of 2018. For the year ended December 31, 2018, FFO is expected to be between $1.49 and $1.59, FFO as adjusted is expected to be between $1.50 and $1.60 per diluted share, while net loss attributable to common shareholders is expected to be between $0.73 and $0.62 per diluted share.

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A reconciliation between GAAP net loss and FFO is as follows:

	2018 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$(0.73)	$(0.62)
Depreciation and amortization, non-controlling interest and other	1.83	1.82
Impairment of assets	0.44	0.44
Gain on sale of operating property	(0.05)	(0.05)
FFO per share	$1.49	$1.59
Employee separation expenses, other	0.01	0.01
FFO per share, as adjusted	$1.50	$1.60

Our guidance incorporates the 2019 opening date for Fashion District Philadelphia and assumes full year 2018 Same Store NOI growth of 1.25-2.25% including termination fees.

Our 2018 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Friday, August 3, 2018, to review the Company’s results and future outlook. To listen to the call, please dial 1-866-393-4306 (domestic toll free), or 1-734-385-2616 (international), and request to join the PREIT call, Conference ID 9757686, at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

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Rounding
Certain summarized information in the tables above may not total due to rounding.

Definitions of Non-GAAP Measures

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2018 and 2017, respectively, to show the effect of such items as provision for employee separation expense and accelerated amortization of financing costs, which had a significant effect on our results of operations, but are not, in our

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opinion, indicative of our operating performance. We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/ adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, gains/ losses on sales of interests in real estate, net, and project costs and other expenses.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these

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unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rate share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;

•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;

•	our ability to maintain and increase property occupancy, sales and rental rates;

•	increases in operating costs that cannot be passed on to tenants;

•	the effects of online shopping and other uses of technology on our retail tenants;

•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;

•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;

•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;

•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and

•	potential dilution from any capital raising transactions or other equity issuances.

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Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2017 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.
** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

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Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017

REVENUE:
Real estate revenue:
Base rent	$55,366	$56,769	$111,342	$114,204
Expense reimbursements	26,231	26,984	53,361	55,081
Percentage rent	161	326	256	630
Lease termination revenue	7,090	1,791	7,121	2,272
Other real estate revenue	2,274	2,540	4,435	4,647
Total real estate revenue	91,122	88,410	176,515	176,834
Other income	851	840	1,740	1,680
Total revenue	91,973	89,250	178,255	178,514
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(27,347)	(28,261)	(56,743)	(58,213)
Utilities	(3,804)	(4,140)	(7,713)	(7,963)
Other property operating expenses	(2,908)	(2,825)	(6,308)	(6,030)
Total property operating expenses	(34,059)	(35,226)	(70,764)	(72,206)
Depreciation and amortization	(33,356)	(32,928)	(67,386)	(64,686)
General and administrative expenses	(9,396)	(9,232)	(19,528)	(18,273)
Provision for employee separation expense	(395)	(1,053)	(395)	(1,053)
Project costs and other expenses	(139)	(85)	(251)	(397)
Total operating expenses	(77,345)	(78,524)	(158,324)	(156,615)
Interest expense, net	(15,982)	(14,418)	(30,883)	(29,756)
Impairment of assets	(34,286)	(53,917)	(34,286)	(53,917)
Total expenses	(127,613)	(146,859)	(223,493)	(240,288)
Loss before equity in income of partnerships, gain on sale of real estate by equity method investee, gains (adjustment to gains) on sales of interests in non operating real estate and gains (losses) on sales of interests in real estate, net	(35,640)	(57,609)	(45,238)	(61,774)
Equity in income of partnerships	2,571	4,154	5,709	7,890
Gain on sale of real estate by equity method investee	—	—	2,773	—
Gains (adjustment to gains) on sales of interests in non operating real estate	—	486	(25)	486
Gains (losses) on sales of interests in real estate, net	748	(308)	748	(365)
Net loss	(32,321)	(53,277)	(36,033)	(53,763)
Less: net loss attributable to noncontrolling interest	3,400	5,669	3,794	5,721
Net loss attributable to PREIT	(28,921)	(47,608)	(32,239)	(48,042)
Less: preferred share dividends	(6,844)	(7,067)	(13,688)	(13,272)
Net loss attributable to PREIT common shareholders	$(35,765)	$(54,675)	$(45,927)	$(61,314)

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

EARNINGS PER SHARE (Unaudited)	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands of dollars, except per share amounts)	2018	2017	2018	2017
Net loss	$(32,321)	$(53,277)	$(36,033)	$(53,763)
Noncontrolling interest	3,400	5,669	3,794	5,721
Preferred share dividends	(6,844)	(7,067)	(13,688)	(13,272)
Dividends on unvested restricted shares	(138)	(88)	(276)	(185)
Net loss used to calculate loss per share—basic and diluted	$(35,903)	$(54,763)	$(46,203)	$(61,499)

Basic and diluted loss per share:	$(0.51)	$(0.79)	$(0.66)	$(0.89)

(in thousands of shares)
Weighted average shares outstanding—basic	69,747	69,307	69,675	69,263
Effect of common share equivalents (1)	—	—	—	—
Weighted average shares outstanding—diluted	69,747	69,307	69,675	69,263
 (1)The company had net losses for the quarters and six months ended June 30, 2018 and 2017, respectively, therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive. There were no common share equivalents for the three months ended June 30, 2017.

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
(In thousands)
Comprehensive income:
Net loss	$(32,321)	$(53,277)	$(36,033)	$(53,763)
Unrealized gain (loss) on derivatives	2,929	(432)	7,757	1,278
Amortization of settled swaps	264	213	539	338
Total comprehensive loss	(29,128)	(53,496)	(27,737)	(52,147)
Less: comprehensive loss attributable to noncontrolling interest	3,061	5,693	2,914	5,548
Comprehensive loss attributable to PREIT	$(26,067)	$(47,803)	$(24,823)	$(46,599)

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to (i) Funds from operations attributable to common shareholders and OP Unit holders, (ii) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders , (iii) Funds from operations, as adjusted for assets sold, (iv) Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit (v) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, and (vi) Funds from operations, as adjusted for assets sold per diluted share and OP Unit for the quarter and six months ended June 30, 2018 and 2017, respectively:

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Net loss	$(32,321)	$(53,277)	$(36,033)	$(53,763)
Depreciation and amortization on real estate:
Consolidated properties	33,002	32,506	66,664	63,940
PREIT’s share of equity method investments	2,145	3,026	4,385	5,592
Gain on sale of real estate by equity method investee	—	—	(2,773)	—
(Gains) losses on sales of interests in real estate, net	(748)	308	(748)	365
Impairment of assets	34,286	53,917	34,286	53,917
Preferred share dividends	(6,844)	(7,067)	(13,688)	(13,272)
Funds from operations attributable to common shareholders and OP Unit holders	29,520	29,413	52,093	56,779
Accelerated amortization of financing costs	363	—	363	—
Provision for employee separation expense	395	1,053	395	1,053
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	30,278	30,466	52,851	57,832
Less: Funds from operations from assets sold in 2018 and 2017	34	(2,775)	(378)	(5,025)
Funds from operations, as adjusted for assets sold	$30,312	$27,691	$52,473	$52,807

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.38	$0.38	$0.67	$0.73
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.39	$0.39	$0.68	$0.74
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$0.39	$0.36	$0.67	$0.68

Weighted average number of shares outstanding	69,747	69,307	69,675	69,263
Weighted average effect of full conversion of OP Units	8,273	8,313	8,273	8,313
Effect of common share equivalents	367	—	340	57
Total weighted average shares outstanding, including OP Units	78,387	77,620	78,288	77,633

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

NOI for the quarters ended June 30, 2018 and 2017:

	Same Store		Non-Same Store		Total
(In thousands)	2018	2017	2018	2017	2018	2017
NOI from consolidated properties	$55,417	$49,544	$1,646	$3,640	$57,063	$53,184
NOI from equity method investments at ownership share	7,354	7,173	56	2,573	7,410	9,746
Total NOI	62,771	56,717	1,702	6,213	64,473	62,930
Less: lease termination revenue	7,095	1,827	—	35	7,095	1,862
Total NOI excluding lease termination revenue	$55,676	$54,890	$1,702	$6,178	$57,378	$61,068

NOI for the six months ended June 30, 2018 and 2017:

	Same Store		Non-Same Store		Total
(In thousands)	2018	2017	2018	2017	2018	2017
NOI from consolidated properties	$102,405	$97,733	$3,346	$6,895	$105,751	$104,628
NOI from equity method investments at ownership share	14,929	14,736	520	3,862	15,449	18,598
Total NOI	117,334	112,469	3,866	10,757	121,200	123,226
Less: lease termination revenue	7,356	2,346	21	71	7,377	2,417
Total NOI excluding lease termination revenue	$109,978	$110,123	$3,845	$10,686	$113,823	$120,809

PREIT / 14             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the quarters and six months ended June 30, 2018 and 2017.

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2018	2017	2018	2017
Net loss	$(32,321)	$(53,277)	$(36,033)	$(53,763)
Other income	(851)	(840)	(1,740)	(1,680)
Depreciation and amortization	33,356	32,928	67,386	64,686
General and administrative expenses	9,396	9,232	19,528	18,273
Employee separation expenses	395	1,053	395	1,053
Project costs and other expenses	139	85	251	397
Interest expense, net	15,982	14,418	30,883	29,756
Impairment of assets	34,286	53,917	34,286	53,917
Equity in income of partnerships	(2,571)	(4,154)	(5,709)	(7,890)
Gain on sale of real estate by equity method investee	—	—	(2,773)	—
(Gains) losses on sales of interests in real estate, net	(748)	308	(748)	365
(Gains) adjustment to gains on sales of interest in non operating real estate	—	(486)	25	(486)
NOI from consolidated properties	57,063	53,184	105,751	104,628
Less: Non Same Store NOI of consolidated properties	1,646	3,640	3,346	6,895
Same Store NOI from consolidated properties	55,417	49,544	102,405	97,733
Less: same store lease termination revenue	7,090	1,756	7,100	2,201
Same Store NOI excluding lease termination revenue	$48,327	$47,788	$95,305	$95,532

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the quarters and six months ended June 30, 2018 and 2017:

	Quarter Ended June 30		Six Months Ended June 30,
(in thousands of dollars)	2018	2017	2018	2017
Equity in income of partnerships	$2,571	$4,154	$5,709	$7,890
Other income	(12)	—	(23)	—
Depreciation and amortization	2,145	3,026	4,385	5,592
Interest and other expenses	2,706	2,566	5,378	5,116
Net operating income from equity method investments at ownership share	7,410	9,746	15,449	18,598
Less: Non Same Store NOI from equity method investments at ownership share	56	2,573	520	3,862
Same Store NOI of equity method investments at ownership share	7,354	7,173	14,929	14,736
Less: lease termination revenue	5	71	256	145
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$7,349	$7,102	$14,673	$14,591

PREIT / 15             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	June 30, 2018	December 31, 2017
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,156,877	$3,180,212
Construction in progress	117,503	113,609
Land held for development	5,881	5,881
Total investments in real estate	3,280,261	3,299,702
Accumulated depreciation	(1,144,291)	(1,111,007)
Net investments in real estate	2,135,970	2,188,695
INVESTMENTS IN PARTNERSHIPS, at equity:	106,945	216,823
OTHER ASSETS:
Cash and cash equivalents	42,198	15,348
Tenant and other receivables (net of allowance for doubtful accounts of $7,278 and $7,248 at June 30, 2018 and December 31, 2017, respectively)	30,708	38,166
Intangible assets (net of accumulated amortization of $14,294 and $13,117 at June 30, 2018 and December 31, 2017, respectively)	17,857	17,693
Deferred costs and other assets, net	122,221	112,046
Assets held for sale	15,874	—
Total assets	$2,471,773	$2,588,771
LIABILITIES:
Mortgage loans payable, net	$1,056,686	$1,056,084
Term Loans, net	546,919	547,758
Revolving Facility	—	53,000
Tenants' deposits and deferred rent	13,742	11,446
Distributions in excess of partnership investments	94,639	97,868
Fair value of derivative liabilities	—	20
Accrued expenses and other liabilities	69,445	61,604
Total liabilities	1,781,431	1,827,780
EQUITY:	690,342	760,991
Total liabilities and equity	$2,471,773	$2,588,771

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